Exhibit 4.10

WARRANT

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT OR (III) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

CO-DIAGNOSTICS, INC.

COMMON STOCK PURCHASE WARRANT

Date of Issuance: February 6, 2020

This COMMON STOCK PURCHASE WARRANT certifies that COLTRIN & ASSOCIATES, INC. or its permitted assignees is the registered holder (the “Holder”) of this Common Stock Purchase Warrant (including any Common Stock Purchase Warrants issued in exchange, transfer or replacement hereof, the “Warrant”) to purchase shares of the common stock, par value $0.001 per share (the “Common Stock”), of Co-Diagnostics, Inc., a Utah corporation (the “Company”). The Holder takes this Warrant subject to the terms and restrictions set forth herein and shall be entitled to certain rights and privileges as set forth herein.

FOR VALUE RECEIVED, the Company hereby certifies that the Holder is entitled to purchase from the Company 10,000 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (the “Warrant Shares”) at a purchase price per share set forth in Section 3 below, and otherwise subject to the terms, conditions and adjustments set forth below in this Warrant. The Holder is the person or entity in whose name this Warrant is registered on the records of the Company regarding registration and transfers of this Warrant (the “Warrant Register”) and is the owner and holder thereof for all purposes. Capitalized terms not defined herein shall have the meaning as set forth in Section 23.

1. Exercise of Warrant. This Warrant will be exercisable at any time, in the sole discretion of the Holder, commencing on the date hereof (the “Commencement Date”).

2. Expiration of Warrant. This Warrant shall expire on 5:00 p.m., Mountain Standard time on the Expiration Date.

3. Warrant Price. For purposes of this Warrant the “Warrant Price” means $1.40, subject to adjustment as provided herein.

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4. Exercise of Warrant. This Warrant shall be exercisable as follows:

4.1 Manner of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Commencement Date, in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Warrant Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the “Aggregate Warrant Price”) in cash or via wire transfer of immediately available funds. The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first day following the date on which the Company has received the Aggregate Warrant Price, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of such Aggregate Warrant Price, in the form attached hereto as Exhibit B, to the Holder. On or before the 10th day following the date on which the Company has received such Aggregate Warrant Price, the Company shall issue to the Holder the number of Warrant Shares for which this Warrant has been exercised. If this Warrant is submitted in connection with any exercise pursuant to this Section 4.1 and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 9)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes and fees which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

4.2 Shares to be Fully Paid. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of rights presented by this Warrant will, upon issuance by the Company, be validly issued, fully paid and nonassessable, and free from preemptive rights and free from all taxes, liens and charges with respect thereto.

4.3 Company to Reaffirm Obligations. The Company will, at the time of each exercise of this Warrant, upon the written request of the Holder hereof, acknowledge in writing its continuing obligation to afford to the Holder all rights (including without limitation any rights to registration of the shares of Common Stock issued upon exercise) to which the Holder shall continue to be entitled after exercise in accordance with the terms of this Warrant; provided, however, that if the Holder shall fail to make a request, the failure shall not affect the continuing obligation of the Company to afford the rights to such Holder.

5. Adjustments.

5.1 Splits, Subdivisions, etc. In the event that the Company should at any time or from time to time, after the date first referenced above, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock, or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Warrant Price shall be appropriately decreased so that the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase in the aggregate number of shares of the Common Stock outstanding.

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5.2 Combinations. If the number of shares of Common Stock outstanding at any time after the date first referenced above is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Warrant Price shall be appropriately increased and the number of shares of Common Stock issuable upon exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares.

5.3 Replacement of Securities upon Reorganizations, etc. If after the date hereof any Fundamental Transaction shall be effected, then, as a condition of such Fundamental Transaction, lawful and fair provision shall be made whereby the Holder of this Warrant shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant, had such Fundamental Transaction not taken place and in such event appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be in relation to any share of stock, securities, or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such Fundamental Transaction unless prior to the consummation thereof the Successor Entity (if other than the Company) resulting from such Fundamental Transaction, or the corporation purchasing such assets in a Fundamental Transaction, shall assume by written instrument executed and delivered to the Holder of this Warrant the obligation to deliver to the Holder of this Warrant such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase. Notwithstanding the foregoing, in the event of any Fundamental Transaction, other than a Fundamental Transaction in which a Successor Entity that is a publicly traded corporation whose stock is quoted or listed for trading on a national exchange assumes this Warrant such that the Warrant shall thereafter be exercisable for the publicly traded common stock of such Successor Entity, then, at the written request of the Holder, if and only if such request is delivered by notice in writing to the Company within thirty (30) Business Days following the effective date of the Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount per Warrant Share equal to the Transaction Value per share of Common Stock outstanding, less the Warrant Price. No payment shall be required to be made to the Holder if the Fundamental Transaction is not consummated.

5.4 Stock Combination Event Adjustment. If at any time and from time to time on or after the Commencement Date there occurs any stock split, stock dividend, stock combination recapitalization or other similar transaction involving the Common Stock (each, a “Stock Combination Event”) and the product of (i) the quotient determined by dividing (x) the Warrant Price in effect immediately prior to the Stock Combination Event by (y) the quotient determined by dividing (A) the sum of the VWAP of the Common Stock on each day of the fifteen (15) Trading Day period immediately prior to the Stock Combination Event, divided by (B) fifteen (15); and (ii) the quotient determined by dividing (x) the sum of the VWAP of the Common Stock on each day of the fifteen (15) Trading Day period immediately following the date of such Stock Combination Event, divided by (y) fifteen (15) (each, an “Event Market Price”) is less than the Warrant Price then in effect (after giving effect to the adjustment in clause (b) above), then on the sixteenth (16th) Trading Day immediately following such Stock Combination Event, the Warrant Price then in effect on such sixteenth (16th) Trading Day (after giving effect to the adjustment in clause (b) above) shall be reduced (but in no event increased) to the Event Market Price. For the avoidance of doubt, if the adjustment in the immediately preceding sentence would otherwise result in an increase in the Warrant Price hereunder, no adjustment shall be made.

5.5 Notice of Adjustments. Upon any adjustment of the terms of this Warrant pursuant to this Section 5, then and in each such case the Company shall promptly deliver a notice to the registered Holder of this Warrant, which notice shall state the Warrant Price resulting from such adjustment and the changes, if any, in the number of Warrant Shares or kind of securities or other property purchasable at such price upon the exercise hereof, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

5.6 Adjustment in Number of Securities. Upon each adjustment of the Warrant Price pursuant to the provisions of this Section 5, the number of securities issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Warrant Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Warrant Price.

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5.7 No Fractional Shares. No fractional shares shall be issuable upon exercise of this Warrant and the number of Warrant Shares to be issued shall be rounded down to the nearest whole share.

5.8 Other Events. In the event that the Company shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 5.8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Warrant Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 5.8 will increase the Warrant Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 5, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company.

5.9 Application. Without limiting Section 4.3 hereof, the provisions of this Section 5 shall apply similarly and equally to successive transactions or events covered hereby and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable without regard to any limitations on the exercise of this Warrant.

6. Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, free from all taxes, liens and charges with respect to the issue thereof, and not subject to preemptive rights or other similar rights of stockholders of the Company, solely for the purpose of issuing the shares of Common Stock underlying this Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to effect the issuance or exercise thereof, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to issue the Common Stock and effect the exercise of this Warrant, in addition to such other remedies as shall be available to Holder, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase the number of authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation, using its best efforts to obtain the requisite stockholder approval necessary to increase the number of authorized shares of the Company’s Common Stock. All shares of Common Stock issuable upon exercise of this Warrant shall be duly authorized and, when issued upon exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable and free from preemptive rights and free from taxes, liens and charges with respect thereto.

7. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant but will at all times carry out all such terms and take all such action as may be reasonably necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

8. Restrictions on Transfer.

8.1 Restrictive Legends. This Warrant and each Warrant issued upon transfer or in substitution for this Warrant pursuant to Section 9, each certificate for Common Stock issued upon the exercise of any Warrant and each certificate issued upon the transfer of any such Common Stock shall be transferable only upon satisfaction of the conditions specified in this Section 8. Subject to the provisions of this Section 8, each of the foregoing securities shall be stamped or otherwise imprinted with a legend reflecting the restrictions on transfer set forth in this Warrant and any restrictions required under the Securities Act of 1933, as amended (the “Securities Act”).

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8.2 Notice of Proposed Transfer; Opinion of Counsel. Prior to any transfer of any securities which are not registered under an effective registration statement under the Securities Act (“Restricted Securities”), the Holder will give written notice to the Company of the Holder’s intention to affect a transfer and to comply in all other respects with this Section 8.2. Each notice shall describe the manner and basic circumstances of the proposed transfer, and, if such transfer is not being made pursuant to Rule 144 or Rule 144A of the Securities Act (or a successor rule thereto) (collectively, “Rule 144”), shall designate counsel for the Holder. The following provisions shall then apply:

(a) This Warrant and any Warrant shares issuable upon exercise hereof (collectively, the “Securities”) may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Holder shall have delivered to the Company (if requested by the Company) an opinion of counsel to the Company, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Holder provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(b) Certificates evidencing Securities shall not be required to contain any legend (i) while a registration statement (including a Registration Statement) covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that the Holder provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Company provides the Company with an opinion of counsel to the Holder, reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC).

8.3 Termination of Restrictions. The restrictions imposed by this Section 8 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities:

(a) which Restricted Securities shall have been effectively registered under the Securities Act, or (b) when, in the opinion of counsel for the Holder, which is reasonably acceptable to the Company, or, alternatively, in the opinion of counsel to the Company, such restrictions are no longer required in order to insure compliance with the Act or Section 8 hereof. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor not bearing the applicable legends required by Section 8.1 hereof.

9. Ownership, Transfer and Substitution of Warrant.

9.1 Ownership of Warrant. The Company may treat the person in whose name this Warrant is registered in the Warrant Register maintained pursuant to Section 9.2(b) hereof as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Section 8 hereof, this Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

9.2 Office; Transfer and Exchange of Warrant.

(a) The Company will maintain its principal offices as the office where notices, presentations and demands in respect of this Warrant may be made upon it until the Company notifies the holder of this Warrant of any change of location of the office.

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(b) The Company shall cause to be kept at its office maintained pursuant to Section 9.2(a) hereof a Warrant Register for the registration and transfer of this Warrant. The names and addresses of holders of this Warrant, the transfers thereof and the names and addresses of transferees of this Warrant shall be registered in such Warrant Register. The Person in whose name any Warrant shall be so registered shall be deemed and treated as the owner and holder thereof for all purposes of this Warrant, and the Company shall not be affected by any notice or knowledge to the contrary.

(c) Upon the surrender of this Warrant, properly endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to Section 9.2(a) hereof, the Company at its expense will (subject to compliance with Section 8 hereof, if applicable) execute and deliver to or upon the order of the Holder thereof a new Warrant or Warrants of like tenor, representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender, in the name of such holder or as such holders as is designated by the Holder at the time of such surrender.

9.3 Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any mutilation, upon surrender of this Warrant for cancellation at the office of the Company maintained pursuant to Section 9.2(a) hereof, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

10. No Rights or Liabilities as Stockholder. No Holder shall be entitled to vote or receive dividends or be deemed the holder of any shares of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have become deliverable, as provided herein. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 10, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

11. Notices of Record Date, etc. In case the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the registered holder of this Warrant a notice specifying, as the case may be: (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice unless such prior notice is waived by the registered holder of this Warrant.

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(b) Notices. Any notice or other communication in connection with this Warrant shall be deemed to be given if in writing (or in the form of a facsimile) addressed as hereinafter provided and actually delivered at said address: (a) if to any Holder, at the registered address of such holder as set forth in the Warrant Register kept at the office of the Company maintained pursuant to Section 8.2(a) hereof, or (b) if to the Company, to the attention of its Chief Executive Officer at its office maintained pursuant to Section 9.2(a) hereof; provided, however, that the exercise of any Warrant shall be effective in the manner provided in Section 4 hereof.

12. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the issuance of shares of Common Stock underlying this Warrant upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificate for shares of Common Stock underlying this Warrant in a name other that of the Holder. The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving shares of Common Stock underlying this Warrant upon exercise hereof.

13. Purchase Rights. In addition to any adjustments pursuant to Section 5 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

14. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 5 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon the complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distributions would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

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15. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding.

16. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of Utah without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Utah located in Salt Lake County and the United States District Court for the Northern District of Utah for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

17. Miscellaneous. Any provision of this Warrant and the observance of any term hereof may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of greater than 50% of the outstanding Warrants and Warrant Shares, on a combined and fully diluted basis, issued to the Holders. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provisions shall be excluded from this Warrant, and the balance of this Warrant shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms. The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

18. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

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19. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Warrant Price, the arithmetic calculation of the Warrant Shares (as the case may be), the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute (including, without limitation, as to whether any issuance or sale or deemed issuance or sale was an issuance or sale or deemed issuance or sale of Excluded Securities). If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Warrant Price or the number of Warrant Shares (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Warrant Price the (as the case may be) to an independent, reputable investment bank selected by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error.

20. REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 16 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

21. Definitions.

(a) “Additional Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 5.5) of shares of Common Stock (other than rights of the type described in Section 14 and 15 hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

(b) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(c) “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

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(d) “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 5.5(i) and 5.5(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon conversion and exercise, as applicable, of the Warrants.

(e) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(f) “Expiration Date” means the date that is the fifth (5th) anniversary of the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(g) “Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify the Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

(h) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(i) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(j) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(k) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

[Remainder of page intentionally left blank; signature pages follow.]

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IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase Warrant to be duly executed as of the date first above written.

Co-Diagnostics, Inc.

By:	/s/ Dwight H. Egan
Name:	Dwight H. Egan
Title:	President/CEO

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT TO PURCHASE COMMON STOCK

CO-DIAGNOSTICS, INC.

Dated:______________

The undersigned holder hereby exercises the right to purchase __________________ of the shares of Common Stock (“Warrant Shares”) of Co-Diagnostics, Inc., a Utah corporation (the “Company”), evidenced by Warrant to Purchase Common Stock issued to COLTRIN & ASSOCIATES, INC (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Payment of Warrant Price. The Holder shall pay the Aggregate Warrant Price in the sum of $___ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below,_______________ Warrant Shares in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, to the following address:

Date:	______________________, ________

Name of Registered Holder

By:
Name:
Title:

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and will issue the above indicated number of shares of Common Stock in accordance with the instructions in the Exercise notice dated _____________ day of ________, 2017.

By:
Name:
Title: